Exhibit 99.1
COVANTA TO ACQUIRE VEOLIA’S
NORTH AMERICAN ENERGY FROM WASTE BUSINESS
FAIRFIELD, NJ, July 6, 2009, Covanta Holding Corporation (NYSE:CVA), a world leader in the development, ownership and operation of Energy-from-Waste (EfW) facilities and other renewable energy projects, today announced that it has signed a definitive agreement to acquire from Veolia Environmental Services North America Corp., most of its North American EfW business.
The transaction is expected to be accretive to Covanta. The purchase price of $450 million, less net debt and minority interests (subject to certain other adjustments) will be paid in cash.
The Energy-from-Waste operations to be acquired consist of the following:

	Facility:	Location:	Capacity:
1.	Long Beach	CA	1,380 TPD
2.	Dade	FL	3,000 TPD
3.	Dutchess	NY	450 TPD
4.	Islip	NY	486 TPD
5.	Montgomery	PA	1,200 TPD
6.	York	PA	1,344 TPD
7.	Vancouver	Canada	800 TPD
We expect the entire transaction will close by year end. However, the closing of the transaction may occur in stages and is conditioned upon receipt of customary regulatory and other approvals or consents. The failure to obtain certain approvals or consents may result in the removal of certain businesses from the transaction and a related price reduction.
An Attractive Acquisition
Each of the seven EfW businesses to be acquired includes a long-term operating contract with the respective municipal client. In addition we will acquire a majority ownership stake in the Montgomery PA facility and a related transfer station operating contract. Collectively, these seven EfW facilities process approximately 3 million tons of waste per year. The acquired businesses compliment Covanta’s existing portfolio, which includes operation of 38 EfW facilities that process approximately 17 million tons of municipal solid waste annually.

Covanta expects it will achieve meaningful synergies by leveraging its scale, operational expertise and in-house maintenance capabilities. Force reductions are not anticipated at the operating facilities, which employ approximately 500 people. This acquisition is expected to add approximately $60 million of operating cash flow during 2010.
Anthony Orlando, President and CEO of Covanta stated “We are extremely pleased to announce this acquisition which is consistent with our growth strategy targeting Energy-from-Waste development projects and acquisitions in key markets. We look forward to welcoming new customers and employees into the Covanta family and working closely with each client community to build on and improve the service provided.”
Advisors to Covanta
La Compagnie Financière Edmond de Rothschild (Paris) and Latham & Watkins LLP (New York) served as financial and legal advisors, respectively, to Covanta in connection with this transaction.
About Covanta
Covanta Holding Corporation (NYSE:CVA), is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 38 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 17 million tons of waste into more than 8 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in domestic and international markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not acquire all seven of the EfW businesses in the event that certain consents and approvals are not obtained and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts
Marisa F. Jacobs, Esq.
Vice President, Investor Relations and Corporate Communications
1-973-882-4196
Vera Carley
Director, Media Relations and Corporate Communications
1-973-882-2439